UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 14, 2011

Non-Invasive Monitoring Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	0-13176	59-2007840
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	305-575-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 14, 2011 Non-Invasive Monitoring Systems, Inc. ("NIMS") entered into the First Amendment (the "Amendment") to the Note and Security Agreement dated as of March 31, 2010 (the "Agreement") with Hsu Gamma Investments, L.P., an entity controlled by NIMS’ Chairman, Jane H. Hsiao, Ph.D. and Frost Gamma Investments Trust (collectively, the "Lenders"). Pursuant to the terms of the Agreement, the Lenders granted NIMS a revolving credit line (the "Revolver") in the aggregate amount of $1,000,000. The Amendment extended the maturity date of the Revolver from March 31, 2011 until July 31, 2011 (the "Maturity Date"). As of the date of the Amendment, NIMS had drawn down $1,000,000 under the Agreement. The Amendment did not amend any other terms of the Agreement.

The foregoing is only a brief summary of the Amendment and does not purport to be complete. Please refer to the Amendment, which is attached as Exhibit 10.1 for its full terms.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 First Amendment dated March 14, 2011 to Note and Security Agreement dated as of March 31, 2010 between the Registrant and Frost Gamma Investments Trust and Hsu Gamma Investments, L.P.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Non-Invasive Monitoring Systems, Inc.

March 18, 2011	By:	James J. Martin

Name: James J. Martin
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	First Amendment dated March 14, 2011 to Note and Security Agreement dated as of March 31, 2010 between the Registrant and Frost Gamma Investments Trust and Hsu Gamma Investments, L.P.